Exhibit 3.2

RESOLUTIONS ADOPTED
BY THE BOARD OF DIRECTORS OF
HABERSHAM BANCORP

January 29,2000

WHEREAS, the Board of Directors has determined that it is in the best interests of the Corporation to increase the size of the Board of Directors to consist of nine (9) directors and to amend its Amended and Restated Articles of Incorporation to remove the requirement that board of directors be classified into three classes when it consists of nine or more members so that the election of directors may be staggered, it is

RESOLVED, that the Board of Directors hereby approves amending the Amended and Restated Articles of Incorporation of the Corporation so that Article 9 is deleted in its entirety and replaced by the following new Article 9:

"The number of directors of the Corporation shall not be less than five (5) nor more than twenty-five (25), and within that minimum and maximum shall be such number as shall be from time to time specified by the shareholders or the Board of Directors of the Corporation."

RESOLVED, that the Board of Directors hereby approves amending the Bylaws of the Corporation so that the first sentence of Section 3,3 thereof is deleted in its entirety and replaced with the text set forth directly above for the new Article 9 of the Corporation's Amended and Restated Articles of Incorporation;

RESOLVED, that the size of the Board of Directors is hereby fixed at nine (9) directors; and

RESOLVED, that the Board of Directors hereby recommends to the shareholders approval of the foregoing amendment to the Amended and Restated Articles of Incorporation and directs that the resolution be submitted to the shareholders for their approval.

HABERSHAM BANCORP

BYLAWS

TABLE OF CONTENTS

ARTICLE ONE - OFFICES		1
1.1	Registered Office	1
1.2	Other Offices	1

ARTICLE TWO - SHAREHOLDERS' MEETINGS		1
2.1	Place of Meetings	1
2.2	Annual Meetings	1
2.3	Substitute Annual Meetings	1
2.4	Special Meetings	1
2.5	Notice of Meetings	1
2.6	Quorum	2
2.7	Voting of Shares	2
2.8	Proxies	2
2.9	Presiding Officer	2
2.10	Adjournments	2
2.11	Action of Shareholders Without a Meeting	3
2.12	Order of Business	3

ARTICLE THREE - THE BOARD OF DIRECTORS		3
3.1	General Powers	3
3.2	Requirements	3
3.3	Number, Election and Term of Office	3
3.4	Oath of Directors	4
3.5	Removal	4
3.6	Vacancies	4
3.7	Compensation	4
3.8	Committees of the Board of Directors	4
3.9	Honorary and Advisory Directors	4

ARTICLE FOUR - MEETINGS OF THE BOARD OF DIRECTORS		5
4.1	Regular Meetings	5
4.2	Special Meetings	5
4.3	Place of Meetings	5
4.4	Notice of Meetings	5
4.5	Quorum	5
4.6	Vote Required for Action	5
4.7	Action by Directors Without a Meetings	5

i

ARTICLE FIVE - NOTICE AND WAIVER		6
5.1	Procedure	6
5.2	Waiver	6

ARTICLE SIX - OFFICERS		6
6.1	Number	6
6.2	Election and Term	6
6.3	Compensation	6
6.4	Removal	7
6.5	Chairman of the Board	7
6.6	President	7
6.7	Officer in Place of President	7
6.8	Secretary	7
6.9	Bonds	7
6.10	Reimbursement by Officers	7

ARTICLE SEVEN - DIVIDENDS		8
7.1	Time and Conditions of Declaration	8
7.2	Share Dividends - Treasury Shares	8
7.3	Share Dividends - Unissued Shares	8
7.4	Share Splits	8

ARTICLE EIGHT - SHARES		8
8.1	Authorization and Issuance of Shares	8
8.2	Share Certificates	8
8.3	Rights of Holding Company with Respect to Registered Owners	9
8.4	Transfer of Shares	9
8.5	Duty of Holding Company to Register Transfer	9
8.6	Lost Stolen or Destroyed Certificates	9
8.7	Fixing of Record Date	9
8.8	Record Date if None Fixed	10

ARTICLE NINE - INDEMNIFICATION		10
9.1	Directors, Officers and Employees in Threatened, Pending or Completed Action	10
9.2	Adjudication of Personal Liability	10
9.3	Expenses	11
9.4	Standard of Conduct	11
9.5	Payment of Expenses in Advance	11
9.6	Rights	11
9.7	Insurance	11
9.8	Stockholder Notification	12
9.9	Continuation	12

ii

ARTICLE TEN - EMERGENCY OPERATIONS		12
10.1	General	12
10.2	Meetings of Board of Directors	12
10.3	Interim Administration	13
10.4	Interim Office	13

ARTICLE ELEVEN - MISCELLANEOUS		13
11.1	Inspection of Books and Records	13
11.2	Fiscal Year	14
11.3	Seal	14
11.4	Annual Statements	14
11.5	Contracts, Checks, Drafts, Reports, etc.	14
11.6	Legal Restrictions	14

ARTICLE TWELVE - AMENDMENTS		14
12.1	Power to Amend Bylaws	14
12.2	Conditions	14
12.3	Inspection	14
12.4	Filing	15

ARTICLE THIRTEEN - MINUTE BOOK		15
13.1	Minute Book	15

iii

ARTICLE ONE
OFFICES

1.1     Registered Office. The holding company shall maintain a registered office in Habersham County in the State of Georgia where the holding company is authorized to conduct its general business. Unless the Board of Directors designates otherwise, the holding company's main office shall be the registered office.

1.2     Other Offices. In addition to its registered office, the holding company also may have offices at such other place or places as the Board of Directors may from time to time select, or as the business of the holding company may require or make desirable, subject to the laws of this state.

ARTICLE TWO
SHAREHOLDERS' MEETINGS

2.1     Place of Meetings. Meetings of the shareholders of the holding company may be held at any place within (or without) the State of Georgia, as set forth in the notice thereof, or, in the event of a meeting held pursuant to waiver of notice, as set forth in the waiver, or, if no place is so specified at the registered office of the holding company.

2.2     Annual Meetings. The annual meeting of shareholders of the holding company shall be held on the third Saturday in April, of each year, unless that day is a legal holiday, and in that event on the next succeeding business day, for the purpose of electing directors and transacting any and all business that may properly come before the meeting. The Board of Directors may postpone any annual meeting, for not more than seven (7) days, for cause, upon not less than ten (10) days written notice to all shareholders.

2.3     Substitute Annual Meetings. If the annual meeting is not held on the day designated in Section 2.2, any business, including the election of directors which might properly have been acted upon at that meeting, may be transacted at any subsequent shareholders' meeting held pursuant to these bylaws or held pursuant to a court order requiring a substitute annual meeting.

2.4     Special Meetings. Special meetings of shareholders or a special meeting in lieu of the annual meeting of shareholders shall be called by the holding company upon written request of the holders of twenty-five percent (25%) or more of all the shares of capital stock of the holding company entitled to vote in an election of directors. Special meetings of the shareholders or a special meeting in lieu of the annual meeting of shareholders may be called at any time by the President, Chairman of the Board, or the Board of Directors.

2.5     Notice of Meetings. Unless waived as contemplated in Section 5.2, or by attendance at the meeting, either in person or by proxy, for any purpose other than to object to the transaction of business, a written or printed notice of -each shareholders' meeting stating the place, day and hour of the meeting shall be delivered not less than ten (10) days, nor more than fifty (50) days before the date thereof, either personally, by mail, or by telegram, charges prepaid by or at the direction of the President, the Secretary, or the office, or persons calling the meeting, to each shareholder of record entitled to vote at such meeting. In the case of an annual or substitute annual meeting, the notice of the meeting need not state the purpose or purposes of the meeting unless the purpose or purposes constitute a matter which is required to be stated in the notice of the meeting by applicable law. In the case of a special meeting, the notice of the meeting shall state the general nature of the business to be transacted.

2.6     Quorum. At all meetings of the shareholders, the presence in person or proxy of the holders of more than one-half of the shares outstanding and entitled to vote shall constitute a quorum. If a quorum is present, a majority of the shares represented at the meeting and entitled to vote on the subject matter shall determine any matter coming before the meeting unless a different vote is required by law, by the Articles of Incorporation of the holding company or by these bylaws. The shareholders at a meeting at which a quorum is once present may continue to transact business at the meeting or at any adjournment thereof, notwithstanding the withdrawal of enough shareholders to leave less than a quorum. If a meeting cannot be organized for lack of a quorum, those shareholders present may adjourn the meeting to such time and place as they may determine. In the case of a meeting for the election of directors which is twice adjourned for lack of a quorum, those present at the second of such adjourned meetings, of which notice has been given in writing to shareholders, shall constitute a quorum for the election of Directors without regard to the other quorum requirements established by law, by the Articles of Incorporation of the holding company, or by these bylaws.

2.7     Voting of Shares. Each outstanding share having voting rights shall be entitled to one vote on each matter submitted to a vote at a meeting of shareholders. Voting on all matters shall be by voice vote or by show of hands unless any qualified voter, prior to the voting on any matter, demands vote by ballot, in which case each ballot shall state the name of the shareholder voting and the number of shares voted by him or her, and if such ballot be cast by proxy, it shall also state the name of such proxy.

2.8     Proxies. A shareholder entitled to vote pursuant to Section 2.7 may vote in person or by proxy executed in writing by the shareholder or by his or her attorney in fact. A proxy shall not be valid after eleven (11) months from its date. If the validity of any proxy is questioned it must be submitted to the secretary of the shareholders' meeting for examination or to a proxy officer or committee appointed by the person presiding at the meeting. The secretary of the meeting or, if appointed, the proxy officer or committee, shall determine the validity or invalidity of any proxy submitted, establishment of a quorum at such meeting, and shall determine the facts for all other purposes.

2.9     Presiding Officer. The Chairman of the Board of Directors or, in the absence of a Chairman of the Board of Directors, the President, shall serve chairman of every shareholders' meeting unless some other person is elected to serve as chairman by a majority vote of the shares represented at the meeting. The chairman shall appoint such persons as he or she deems required to assist with the meeting.

2.10    Adjournments. Any meeting of the shareholders, whether or not a quorum is present, may be adjourned by the holders of a majority of the voting shares represented at the meeting to reconvene at a specific time and place. Except as otherwise provided by Section 2.6, it shall not be necessary to give any notice of the reconvened meeting or of the business to be transacted, if the time and place of the reconvened meeting are announced at the meeting which was adjourned. At any such reconvened meeting, any business may be transacted which could have been transacted at the meeting which was adjourned.

2.11    Action of Shareholders Without a Meeting. Any action required by law to be taken at a meeting of the shareholders, or any action which may be taken a meeting of the shareholders, may be taken without a meeting if a written consent, setting forth the action so taken, shall be signed by each of the shareholders entitled to vote with respect to the subject matter thereof. Upon filing with the officer of the holding company having custody of its books and records, such consent shall have the same force and effect as a unanimous vote of the shareholders at a special meeting called for the purpose of considering the action authorized.

2.12    Order of Business. The order of business at the annual meeting, and, as far as possible, at all other meetings of the stockholders, shall be:

a.	Calling of roll.
b.	Proof of due notice of meeting.
c.	Reading and disposal of any unapproved minutes.
d.	Annual reports of officers and committees.
e.	Election of directors.
f.	Unfinished business.
g.	New business.
h.	Adjournment.

ARTICLE THREE
THE BOARD OF DIRECTORS

3.1     General Powers. The business and affairs of the holding company shall be managed by the Board of Directors. In addition to the powers and authority expressly conferred upon it by these bylaws, the Board of Directors may exercise all such powers of the holding company and do all such lawful acts and things as are not by law, any legal agreement among shareholders, the Articles of Incorporation, or these bylaws directed or required to be exercised or done by the shareholders.

3.2     Requirements. Each director of the holding company shall be a United States citizen, and at least sixty (60%) percent of the directors shall reside in the State of Georgia and in the county in which the registered office of the holding company is located, or within forty (40) miles of any office of the holding company. Each director shall maintain on file with the chief executive officer of the holding company a financial statement on forms prescribed by the Department of Banking and Finance. Such financial statements shall be revised annually, but in no event shall the statement on file become more than eighteen months old. At the discretion of the Board of Directors, such financial statements may be maintained in sealed envelopes available for inspection only by State or Federal examiners.

3.3     Number, Election and Term of Office. The Board of Directors of the holding company shall consist of six persons. Except as provided in Section 3.6, the directors shall be elected by the affirmative vote of a majority of the shares represented at the annual meeting of shareholders. Each director, except in the case of his earlier death, resignation, retirement, disqualification, or removal, shall serve until the next succeeding annual meeting and thereafter until his successor shall have been elected and qualified.

3.4     Oath of Directors. Before assuming office, each director shall take an oath or affirmation that he shall diligently and honestly perform his duties in the administration of the holding company, that he will not permit a willful violation of the law by the holding company, and that he meets the eligibility requirements of the law, the holding company's Articles of Incorporation and these bylaws.

3.5     Removal. Any director may be removed from office, at a meeting with respect to which notice of such purpose is given (a) without cause, only upon the affirmative vote of the holders of at least two-thirds (2/3) of the issued and outstanding shares of common stock of the holding company, and (b) with cause, only upon the affirmative vote of the holders of a majority of the issued and outstanding shares of common stock of the holding company.

3.6      Vacancies. A vacancy occurring in the Board of Directors, whether caused by removal or otherwise and including vacancies resulting from an increase in the number of directors, may be filled for the unexpired term, and until the shareholders shall have elected a successor, by the affirmative vote of a majority of the directors remaining in office though less than a quorum of the Board of Directors. A certified copy of the resolution of the Board of Directors shall be filed immediately with the Georgia Department of Banking and Finance.

3.7     Compensation. Directors may receive such compensation for their service as directors as may from time to time be fixed by vote of the Board of Directors. A director may also serve the holding company in a capacity other than that of director and receive compensation, as determined by the Board of Directors, for services rendered in such other capacity; provided, however, no director shall be compensated from commissions derived from the sale of credit related insurance (credit life, disability, accident and health insurance, etc.) where premiums paid by a bank customer for such insurance are financed by a subsidiary bank as a part of the credit extended, or where purchase of the insurance is a condition precedent to the granting of credit.

3.8     Committees of the Board of Directors. The Board of Directors by resolution adopted by a majority of the full Board of Directors, may designate from among its members an investment committee and one or more other committees, each consisting of three or more directors. Each committee shall have the authority of the Board of Directors in regard to the business of the holding company to the extent set forth in the resolution establishing such committee, subject to the limitations set forth in State and Federal laws and regulations.

3.9     Honorary and Advisory Directors. The Board of Directors of the holding company also may appoint any individual an Honorary Director, Director Emeritus, or member of any advisory board established by the Board of Directors. Any individual automatically becoming an Honorary Director or appointed an Honorary Director, Director Emeritus, or member of an advisory board as provided by this Section 3.9 may be compensated as provided in Section 3.7, but such individual may not vote at any meeting of the Board of Directors or be counted in determining a quorum as provided in Section 4.5 and shall not have any responsibility or be subject to any liability imposed upon a director or otherwise be deemed a director.

ARTICLE FOUR
MEETINGS OF THE BOARD OF DIRECTORS

4.1     Regular Meetings. An annual organizational meeting of the Board of Directors shall be held on the day of and after the annual meeting of the shareholders of the holding company. In the event the annual shareholders' meeting is not held as provided by Sections 2.4 or 2.11, such organizational meeting shall not be held as herein provided for regular meetings. In addition, regular meetings of the Board of Directors shall be held on the 3rd Saturday at 9:30 a.m. of every month during the calendar year, except during the month in which the organiza-tional meeting of the Board of Directors is held; provided, however, that the Board of Directors and the President are authorized to cancel not more than two of such regular meetings, excluding the organizational meeting, during each calendar year.

4.2     Special Meetings. Special meetings of the Board of Directors may be called by or at the request of the President, Chairman of the Board, or by a two directors in office at that time.

4.3     Place of Meetings. Directors may hold their meetings at any place within (or without) the State of Georgia as the Board of Directors may from time to time establish for regular meetings, or as set forth in the notice of special meetings, or in the event of a meeting held pursuant to waiver of notice, as set forth in the waiver.

4.4     Notice of Meetings. No notice shall be required for any regularly scheduled meeting of the directors of the holding company. Unless waived as contemplated in Section 5.2, the President or Secretary of the holding company, or any director thereof shall give notice to each director of each special meeting stating the time, place and purposes of the meeting. Such notice shall be given by mailing notice of the meeting at least five (5) days before the date of the meeting, or by telephone, telegram, or personal delivery at least three (3) days before the date of the meeting. Notice shall be deemed to have been given by telegram or cablegram at the time notice is filed with the transmitting agency. Attendance by a director at a meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting for the express purpose of objecting to the transaction of business because the meeting is not lawfully called.

4.5     Quorum. At meetings of the Board of Directors more than one-half of the directors then in office shall be necessary to constitute a quorum for the transaction of business.

4.6     Vote Required for Action. Except as otherwise provided in these bylaws, by the holding company's Articles of Incorporation, or by law, the act of a majority of the directors present at a meeting at which a quorum is present at the time shall be the act of the Board of Directors.

4.7     Action by Directors Without a Meetings. Any action which may be taken at any meeting of the Board of Directors, or at any meeting of a committee of directors may be taken without a meeting if a written consent thereto shall signed by all directors, or all the members of the committee, as the case may be, and if such written consent is filed with the minutes of the proceedings of the Board or the committee. Such consent shall have the same force and effect as a unanimous vote of the Board of Directors or the committee.

ARTICLE FIVE
NOTICE AND WAIVER

5.1     Procedure. Whenever these bylaws require notice to be given to any shareholder or director, the notice shall be given as prescribed in Sections 2.5 or 4.4, whichever is applicable. Whenever notice is given to a shareholder or director by mail, the notice shall be sent first class mail by depositing the same in a post office or letter box in a postage prepaid, sealed envelope, addressed to the shareholder or director at his or her last known address, and such notice shall be deemed to have been given at the time the same is deposited in the United States mail.

5.2     Waiver. Except as may be otherwise specifically provided by law, whenever any notice is required to be given to any share-holder or director by law, by the Articles of Incorporation, or these bylaws, a waiver thereof in writing, signed by the director or shareholder entitled to such notice, or by the proxy of such shareholder whether before or after the meeting to which the waiver pertains, shall be deemed equivalent thereto; provided, however, that no such waiver shall apply by its terms to more than one required notice.

ARTICLE SIX
OFFICERS

6.1     Number. The officers of the holding company shall consist of a President and a Secretary. In addition, the Board of Directors may from time to time elect or provide for the appointment of such other officers or assistant officers as it deems necessary for the efficient management of the holding company, or as shall otherwise be required by law or regulation. Any two or more offices may be held by the same person, except the offices of President and Secretary. The Board of Directors shall have the power to establish and specify the duties for all officers of the holding company.

6.2     Election and Term. All officers shall be elected by the Board of Directors and shall serve at the will of the Board of Directors and until their successors have been elected and have qualified, or until their earlier death, resignation, removal, retirement or disqualification.

6.3     Compensation. The compensation of all officers of the holding company shall be fixed by the Board of Directors, or by the Executive Committee of the Board of Directors, if such committee is designated as provided in Section 3.8. No officer shall be compensated from commissions derived from the sale of credit related insurance (credit life, disability, accident and health insurance, etc.) where premiums paid by a bank customer for such insurance are financed by a subsidiary bank as part of the credit extended or where purchase of the insurance is a condition precedent to the granting of credit.

6.4     Removal. Any officer or agent elected by the Board of Directors may be removed by the Board of Directors with or without any cause whenever in its judgment the best interests of the holding company will be served thereby without prejudice to any contract right to such officer.

6.5     Chairman of the Board. The Board of Directors, in its discretion, may elect a Chairman of the Board of Directors who shall preside and act as chairman at all meetings of the shareholders and the Board of Directors and who shall perform such other duties as the Board of Directors may from time to time direct.

6.6     President. The President shall be the chief executive officer of the holding company and shall have general control and supervision over the business and affairs of the holding company. The President shall see that all orders and resolutions of the Board of Directors are carried into effect. In the absence of a Chairman of the Board of Directors, the President shall preside and act as chairman of all meetings of the shareholders and the Board of Directors. He also shall perform such other duties as may be delegated to him or her from time to time by the Board of Directors.

6.7     Officer in Place of President. The Board of Directors may designate an officer who shall, in the absence or disability of the President, or at the direction of the President, perform the duties and exercise the powers of the President.

6.8     Secretary. The Secretary shall keep accurate records of the acts and proceedings of all meetings of shareholders, directors, and committees of directors. The Secretary shall have authority to give all notices required by law or these bylaws. The Secretary shall be custodian of the corporate books, records, contracts and other documents. The Secretary may affix the holding company's seal to any lawfully executed documents requiring it and shall sign such instruments as may require his or her signature.

6.9     Bonds. Any director who is authorized to handle money or negotiable assets on behalf of the holding company and all officers and employees of the holding company shall be bonded by a regularly incorporated surety company authorized to do business in the State of Georgia, and the holding company may pay the cost of such bonds. The form, amount and surety of such bonds shall be approved by the Board of Directors and shall be subject to any additional requirements of the Georgia Department of Banking and Finance.

6.10    Reimbursement by Officers. Any payments made to an officer of the holding company such as salary, commission, bonus, interest or rent, or reimbursement of entertainment expenses incurred by him or her, which shall be disallowed in whole or in part as a deductible expense by the Internal Revenue Service, shall be reimbursed by such officer to the holding company to the full extent of such disallowance. It shall be the duty of the Board of Directors to enforce payment of each such amount disallowed. In lieu of payment by the officer, subject to the determination of the Board of Directors, proportionate amounts may be withheld from his or her future compensation payments until the amount owed to the holding company has been recovered.

ARTICLE SEVEN
DIVIDENDS

7.1     Time and Conditions of Declaration. Dividends upon the outstanding shares of the holding company may be declared by the Board of Directors at any regular or special meeting and paid in cash or property in compliance with the provisions of applicable law.

7.2     Share Dividends - Treasury Shares. Dividends may be declared by the Board of Directors and paid in the shares of the holding company out of any treasury shares that have been reacquired out of the capital funds of the holding company.

7.3     Share Dividends - Unissued Shares. Dividends may be declared by the Board of Directors and paid in the authorized but unissued shares of the holding company out of any unreserved and unrestricted surplus of the holding company; provided that such shares shall be issued at not less than the par value thereof, there shall be transferred to capital stock at the time such dividend is paid an amount of retained earnings at least equal to the aggregate par value of the shares to be issued as a dividend, and after payment of the dividend the holding company shall continue to maintain the paid-in capital and/or appropriated retained earnings requirements establish by the law.

7.4     Share Splits. A split or division of the issued shares of any class into a greater number of shares of the same class without increasing the capital stock of the holding company shall not be construed to be a share dividend within the meaning of this Article.

ARTICLE EIGHT
SHARES

8.1     Authorization and Issuance of Shares. The par value and the maximum number of shares of any class of the holding company which may be issued and outstanding shall be set forth from time to time in the Articles of Incorporation of the holding company. The Board of Directors may increase or decrease the number of issued and outstanding shares of the holding company within the maximum number of shares authorized by the Articles of Incorporation and the minimum capitalization requirements of the Articles of Incorporation or Georgia law.

8.2     Share Certificates. The interest of each shareholder in the holding company shall be evidenced by a certificate or certificates representing shares of the holding company which shall be in such form as the Board of Directors may from time to time adopt in accordance with Georgia law. Share certificates shall be consecutively numbered, shall be in registered form, and shall indicate the date of issue and shall be signed by the President or a Vice President and the Secretary or an Assistant Secretary and shall be sealed with the seal of the holding company or a facsimile thereof; provided however, that where such certificate is signed by a transfer agent, or registered by a registrar, other than the holding company itself, or any employee of the holding company, the signatures of such officers may be facsimiles. In case any officer or officers who shall have signed or whose facsimile signature shall have been placed upon a share certificate shall have ceased for any reason to be such officer or officers of the holding company before such certificate is issued, such certificate may be issued by the holding company with the same effect as if the person or persons who signed such certificate or whose facsimile signatures shall have been used thereon had not ceased to be such officer or officers.

8.3   Rights of Holding Company with Respect to Registered Owners. Prior to date of presentation for transfer of registration of its shares, the holding company may treat the registered owner of the shares as the person exclusively entitled to vote such shares, to receive any dividend or other distribution with respect to such shares, and for all other purposes; and the holding company shall not be bound to recognize any equitable or other claim to or interest in such shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by law.

8.4   Transfer of Shares. Transfers of shares shall be made upon the stock transfer books of the holding company only upon direction of the person's name in the share certificate representing the shares to be transferred, or by an attorney of such person lawfully constituted in writing; and before a new certificate is issued, the old certificate shall be surrendered for cancellation or, in the case of a certificate alleged to have been lost, stolen or destroyed, the provisions of Section 8.6 of these bylaws shall have been satisfied.

8.5   Duty of Holding Company to Register Transfer. Notwithstanding any of the provisions of Section 8.4 of these bylaws, the holding company is under a duty to register the transfers of its shares only if:

a.	the share certificate is endorsed by the appropriate person or persons; and

b.	reasonable assurance is given that these endorsements are genuine and effective; and

c.	the holding company has no duty to inquire into adverse claims or has discharged any such duty; and

d.	any applicable law relating to the collection of taxes has been complied with; and

e.	the transfer is in fact rightful or is to a bona fide purchaser.

8.6   Lost Stolen or Destroyed Certificates. Any person claiming a share certificate to be lost, stolen or destroyed shall make an affidavit or affirmation of the fact in such manner as the Board of Directors may require and shall, if the Board of Directors so requires, give the holding company a bond of indemnity in form and amount, and with one or more sureties satisfactory to the Board of Directors, as the Board of Directors may require whereupon an appropriate new certificate may be issued in lieu of the one alleged to have been lost, stolen or destroyed.

8.7     Fixing of Record Date. For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other proper purpose, the Board of Directors may fix in advance a date as the record date, such date to be not more than 50 days (and, in the case of a shareholders' meeting, not less than 10 days) prior to the date on which the particular action, requiring such determination of shareholders, is to be taken.

8.8     Record Date if None Fixed. If no record date is fixed as provided in Section 8.7 of these bylaws, then the record date for any determination of shareholders which may be proper or required by law shall be the date on which notice is mailed in the case of a shareholders' meeting, or the date on which the Board of Directors adopts a resolution declaring a dividend in the case of a payment of a dividend.

ARTICLE NINE
INDEMNIFICATION

9.1     Directors, Officers and Employees in Threatened, Pending or Completed Action. Under the circumstances prescribed in Sections 9.3 and 9.4, the corporation shall indemnify and hold harmless any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if such person acted in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct unlawful. The termination of any action, suit or proceeding by judgment, or settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that (a) the person did not act in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, (b) that the person had reasonable cause to believe that his or her conduct was unlawful.

9.2     Adjudication of Personal Liability. Under the circumstances prescribed Sections 9.3 and 9.4, the corporation shall indemnify and hold harmless any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation; except that no indemnification shall be made in respect of any issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the court in which such action suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fully and reasonably entitled to indemnity for such expenses which the court shall deem proper.

9.3     Expenses. To the extent that a director, officer, employee or agent of the corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Sections 9.1 and 9.2, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him or her in connection therewith.

9.4     Standard of Conduct. Except as provided in Section 9.3 and except as may be ordered by a court, any indemnification under Sections 9.1 and 9.2 shall made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because such person has met the applicable standard of conduct set forth in Sections 9.1 and 9.2. Such a determination shall be made (a) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (b) if such a quorum is not obtainable, or, even if obtainable, if a quorum of disinterested directors so directs, by the firm of independent legal counsel then employed by the corporation, in a written opinion, or (c) by the affirmative vote of a majority of the shares entitled to vote thereon.

9.5     Payment of Expenses in Advance. Expenses incurred in defending a civil or criminal action, suit or proceeding shall be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of undertaking by or on behalf of the director, officer, employee or agent to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the corporation as authorized in this Article Nine.

9.6     Rights. The indemnification and advancement of expenses provided by or granted pursuant to this Article Nine shall not be deemed exclusive of any other rights, in respect of indemnification or otherwise, to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, resolution, or agreement either specifically or in general terms approved by the affirmative vote of the holders of a majority of the shares entitled to vote thereon taken at a meeting the notice of which specified that such bylaw, resolution or agreement would be placed before the stockholders both as to action by a director, officer, employee or agent in his or her official capacity and as to action in another capacity while holding such office or position; except that no such other rights, in respect to indemnification or otherwise, may be provided or granted to a director, officer, employee or agent pursuant to this Section 9.6 by the corporation from liability for (a) any appropriation, in violation of his or her duties, of any business opportunity of the corporation; (b) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (c) the types of liability set forth in Section 14-2-832 of the Georgia Business Corporation Code dealing with illegal or unauthorized (i) distributions of corporate assets, whether as dividends or in liquidation of the corporation, or otherwise, (ii) repurchases of stock or (iii) commencement of business; or (d) any transaction from which the director derived an improper material tangible personal benefit.

9.7     Insurance. The corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the corporation would have the power to indemnify him or her against such liability under the provisions of this Article Nine.

9.8     Stockholder Notification. If any expenses or other amounts are paid by way of indemnification, otherwise than by court order or action by the stockholders or by an insurance carrier pursuant to insurance maintained by the corporation, the corporation shall, not later than the next annual meeting of stockholders unless such meeting is held within three months from the date of such payment, and, in any event, within 15 months from the date of such payment, send in accordance with Section 14-2-113 of the Official Code of Georgia Annotated to its stockholders of record at the time entitled to vote for the election of directors a statement specifying the persons paid, the amounts paid, and the nature and status at the time of such payment of the litigation or threatened litigation.

9.9     Continuation. The indemnification and advancement of expenses provided or granted pursuant to this Article Nine shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors, and administrators of such a person.

ARTICLE TEN
EMERGENCY OPERATIONS

10.1    General. In the event of an emergency declared by the President of the United States or the person performing the President's functions, or an emergency declared by the Governor of the State of Georgia or the person performing the Governor's functions, the officers and employees of this holding company shall continue to conduct the affairs of the holding company under such guidance from the directors as may be available except as the matters which by statute or regulation require specific approval of the Board of Directors and subject to conformance with any governmental directives during the emergency. In the absence of a plan of operation formulated by the Board of Directors providing for conducting the business of the holding company during the time emergencies exist, the following provisions shall govern the operations of the holding company notwithstanding any other provisions of these bylaws to the contrary; provided, further, that all operations shall be consistent with all State and Federal laws governing emergency operations.

10.2    Meetings of Board of Directors. The Board of Directors shall meet as soon as practicable at the time and place within the State of Georgia, or, if no place within the State of Georgia can be utilized promptly, without the State of Georgia, as designated by the Chairman of the Board of Directors, the President, the officer designated pursuant to Section 6.7, or any two directors. Any director may waive notice of such meeting in writing before, at or after such meeting.

If it shall be determined at such meeting that there are less than five (5) directors then capable of serving, the directors present at such meeting, shall, by majority vote, appoint a sufficient number of persons to fill the vacancies existing in the Board of Directors to bring the total number of directors to not less than five (5).

As soon as a majority of such Board of Directors, consisting of not less than five (5) members, can be assembled at the meeting required by this Section 10.2, or any adjournment thereof, which adjournment can be effected at any time by a majority vote of those in attendance; the Board of Directors as then constituted shall (i) appoint such officers as may be required to transact the business of the holding company to succeed the then appointed or acting officers who have been incapacitated as a result of the emergency, and (ii) designate and authorize temporary relocation and establishment of the main office any branch office of the holding company which may have become wholly or partially unusable as a result of the emergency conditions at any other office, branch, branch bank or bank office of the holding company, or other location in the State of Georgia, with any Federal Reserve Bank, Federal Home Loan Bank, banking institution or branch (the "other bank") whereby the holding company shall act as agent for the other bank or the other bank shall act as agent for the holding company and perform temporarily any and all operations and functions thereof.

10.3   Interim Administration. Until such time as the meeting of the Board of Directors required by Section 10.2 can be held and action taken by it, and in the event either the President or the officer of the holding company designated pursuant to Section 6.7 cannot be located or is unable to continue normal executive duties, all perfunctory matters ordinarily performed by the President may be performed by any Vice President if such officer or officers have been designated, and if not, by the Secretary of the holding company.

10.4    Interim Office. Until such time as the meeting required by Section 10.2 can be held and action taken by the Board of Directors as then constituted, and in the event that because of damage or disaster the main office or any branch office of the holding company becomes wholly or partially unusable, such main office or branch shall be relocated at one of the following locations, if available and usable, and in the following order:

1.	Habersham Bank, main office, Clarkesville, Georgia
2.	Habersham Bank, South Habersham office, Baldwin, Georgia
3.	Any other branch or location designated by the Acting President

The Acting President shall notify the State and Federal Regulatory Authority of any such relocation of its main office or branches, as promptly as possible.

ARTICLE ELEVEN
MISCELLANEOUS

11.1     Inspection of Books and Records. The Board of Directors shall have power to determine which accounts, books and records of the holding company shall be open to the inspection of shareholders, except such accounts, books, and records that are specifically open to inspection by law. The Board of Directors shall have power to fix reasonable rules and regulations not in conflict with the applicable law for the inspection of accounts, books and records which by law or by determination of the Board of Directors shall be open to inspection.

11.2     Fiscal Year. The fiscal year of the holding company shall be the calendar year.

11.3     Seal. The corporate seal shall be in such form as the Board of Directors may from time to time determine.

11.4     Annual Statements. The holding company shall prepare such financial statements showing the results of its operations during its fiscal year as shall be required by Regulations of the Department of Banking and Finance. Upon receipt of written request, the holding company promptly shall mail to any shareholder of record a copy of the most recent such financial statements.

11.5     Contracts, Checks, Drafts, Reports, etc. Such of the officers or employees of the holding company as may from time to time be designated by the Board of Directors or by the Executive Committee shall have power and authority to sign contracts, checks, drafts and like instruments and to endorse checks, bills of exchange, orders, drafts and vouchers made payable or endorsed to the holding company, whether in its own right or in any fiduciary capacity. No officer or employee, however, may on behalf of the holding company, execute or deliver any check, draft or other like instrument in favor of him or herself; provided, further, that any officer elected by the Board of Director may sign reports to the Department of Banking and Finance and such other State and Federal agencies as may be filed, unless otherwise required by law or regulation.

11.6     Legal Restrictions. All matters covered in these bylaws shall be subject to such restrictions as shall be imposed on this holding company by State an Federal laws and regulations.

ARTICLE TWELVE
AMENDMENTS

12.1     Power to Amend Bylaws. The Board of Directors shall have power to alter, amend or repeal these bylaws or adopt new bylaws, but any bylaws adopted by the Board of Directors may be altered, amended or repealed, and new bylaws adopted, by the shareholders. The shareholders may prescribe that any bylaw or bylaws adopted by them shall not be altered, amended or repealed by the Board of Directors.

12.2     Conditions. Action taken by the shareholders with respect to bylaws shall be taken by an affirmative vote of a majority of all shares entitled to elect directors, and action by the Board of Directors with respect to bylaws shall be taken by an affirmative vote of a majority of all directors then holding office.

12.3     Inspection. A copy of the bylaws, with all amendments thereto, shall at all times, be kept in a convenient place in the principal office of the holding company and shall be open to inspection by all shareholders during regular office hours. The directors may furnish a copy of the bylaws, and amendments thereto, to all shareholders, provided that all amendments and alterations by the Board of Directors shall be furnished to the shareholders at the first meeting of the shareholders thereafter.

12.4     Filing. A copy of the bylaws and all amendments, upon ratification by the shareholders or directors, shall be filed with the Department of Banking and Finance within forty-five (45) days of ratification.

ARTICLE THIRTEEN
MINUTE BOOK

13.1     Minute Book. The charter of this holding company, all amendments thereof, these bylaws, all amendments thereto, proceedings of all meetings of directors and of stockholders, and reports of all committees shall be recorded in the minute book and signed and attested by such persons as are designated by the Board of Directors, stockholders or the members of the committees designated.